Exhibit 5.1

Reed Smith LLP 599 Lexington Avenue 22nd Floor New York, New York 10022 +1 212 521 5400 Fax +1 212 521 5450 reedsmith.com

February 17, 2017

Function(x) Inc.
902 Broadway, 11th Floor

New York, NY 10010

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1, File No. 333-215267 (the “Registration Statement”), filed by Function(x) Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on even date herewith in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of $6,900,000 in shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as further described in the Registration Statement. The shares of Common Stock are to be sold pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Aegis Capital Corp. (the “Representative”), as representative of the several underwriters named in Schedule I thereto (the “Underwriters”), the form of which agreement is filed as an exhibit to the Registration Statement. The shares of Common Stock are being registered for sale to the Underwriters by the Company. The Company is also registering warrants to purchase shares of common stock to be issued to the Representative (the “Representative’s Warrant”) as well as an aggregate of up to $187,500 in shares of common stock issuable upon exercise of the Representative’s Warrant (the “Representative’s Warrant Shares”). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

We are acting as counsel for the Company in connection with the registration of Common Stock by the Company.

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

NEW YORK ♦ LONDON ♦ HONG KONG ♦ CHICAGO ♦ WASHINGTON, D.C. ♦ BEIJING ♦ PARIS ♦ LOS ANGELES ♦ SAN FRANCISCO ♦ PHILADELPHIA ♦ SHANGHAI ♦ PITTSBURGH ♦ HOUSTON SINGAPORE ♦ MUNICH ♦ ABU DHABI ♦ PRINCETON ♦ NORTHERN VIRGINIA ♦ WILMINGTON ♦ SILICON VALLEY ♦ DUBAI ♦ CENTURY CITY ♦ RICHMOND ♦ GREECE ♦ KAZAKHSTAN

Function(x) Inc. February 17, 2017 Page 2

This opinion is based solely on the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution) and the laws of the State of New York.

Based on the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.                  The shares of Common Stock have been duly authorized by the Company and when issued by the Company to the Underwriters in accordance with the terms of the Underwriting Agreement, including receipt of the consideration therefor, will be validly issued, fully paid and non-assessable.

2.                  The Representative’s Warrant when issued by the Company in accordance with the terms of the Underwriting Agreement, including receipt of the consideration therefor, will be validly issued, fully paid and non-assessable.

3.                  The shares of Common Stock underlying the Representative’s Warrant when issued by the Company in accordance with the terms of the Representative’s Warrant will be validly issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Reed Smith LLP
REED SMITH LLP